                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        TEXAS BIOTECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                        TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, SUITE 1920
                              HOUSTON, TEXAS 77030

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 6, 1997


                            _______________________

         Notice is hereby given that the annual meeting of the stockholders of Texas Biotechnology Corporation (the "Company") will be held at 10:00 a.m. (Houston time) on May 6, 1997 at the Houston Plaza Hilton, 6633 Travis Street, Eighth Floor, Hilton Room Houston, Texas 77030, for the following purposes:

         1.      To elect a board of eight directors;

         2. To consider and to act on a proposal to amend the Company's 1995 Stock Option Plan;

         3. To consider and to act on a proposal to amend the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan;

         4. To consider and to act on such other business as may properly come before the meeting.

         A record of stockholders was taken at the close of business on March 26, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at the offices of the Company, 7000 Fannin Street, Suite 1920, Houston, Texas 77030, for a period of ten days prior to the meeting.

         Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it to the Company promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                            By Order of the Board of Directors,


                                            /s/ STEPHEN L. MUELLER

                                            STEPHEN L. MUELLER,
                                            Vice President of Administration,
                                            Secretary and Treasurer


April 4, 1997

                        TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, SUITE 1920
                              HOUSTON, TEXAS 77030


                                PROXY STATEMENT

         This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Texas Biotechnology Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of the Company's stockholders to be held in Houston, Texas on May 6, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 4, 1997. Business at the annual meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information.

         Because many stockholders are unable to attend the meeting, the Board of Directors solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. Stockholders are urged to read carefully the material in this Proxy Statement, to register votes by marking the appropriate boxes on the enclosed proxy card and to sign, date and return the proxy card in the enclosed stamped envelope. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, but will be disregarded in the calculation of a plurality or of "votes cast". Broker nonvotes will be treated as not present and not entitled to vote on any matter as which the broker has indicated that it does not have authority to vote. Any proxy on which no direction is specified will be voted for (i) the election of all nominees for director named below; (ii) approval of an amendment to the Company's 1995 Stock Option Plan;
(iii) approval of an amendment to the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan and (iv) in the discretion of the persons named on the proxy cards on any other matter which may properly come before the meeting. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a signed proxy of a later date or appearing at the meeting and voting in person.

                         OUTSTANDING VOTING SECURITIES

         The number of voting securities of the Company outstanding on March 26, 1997, the record date for the determination of stockholders entitled to vote at the annual meeting (the "Record Date"), was 25,625,965 shares of the Company's common stock, par value $.005 per share (the "Common Stock"), each of which is entitled to one vote on all matters properly brought before the meeting. Holders of a majority of the shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for the transaction of business.

                             ELECTION OF DIRECTORS

         At the annual meeting, eight directors are to be elected, each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. All of the nominees have previously been elected by the Company's stockholders except Rita R. Colwell. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding the nominees is set forth below:

NAME                                  AGE     POSITION                                     DIRECTOR SINCE
----                                  ---     --------                                     --------------
John M. Pietruski (1)(2)               64     Chairman of the Board of Directors                1990
David B. McWilliams(1)                 53     President, Chief Executive Officer                1992
                                                 and Director
Richard A. F. Dixon, Ph.D.(1)          43     Vice President of Research and Director           1990
James T. Willerson, M.D.(1)(2)         57     Chairman of the Scientific Advisory               1990
                                                 Board and Director
Frank C. Carlucci(3)                   66     Director                                          1990
Robert J. Cruikshank(3)                66     Director                                          1993
James A. Thomson, Ph.D.(3)             52     Director                                          1994
Rita R. Colwell, Ph.D., D.Sc. (Hon)    62     Director                                       New Nominee

-------------------------
         (1)     Member, Executive Committee of the Board of Directors
         (2) Member, Compensation and Personnel Committee of the Board of Directors
         (3)     Member, Audit Committee of the Board of Directors

         John M. Pietruski has been chairman of the Board of Directors of the Company since May 1990. Mr. Pietruski has served as president of Dansara Company, a private investment consulting firm, since 1988. He served as chairman of the board of directors and chief executive officer of Sterling Drug Inc., a pharmaceutical company, from 1985 to 1988 and as president and chief operating officer from 1983 to 1985. Mr. Pietruski currently serves as a director of General Public Utilities Corporation, Hershey Foods Corporation, Lincoln National Corporation and McKesson Corporation. Mr. Pietruski received a B.S. degree with honors in business administration from Rutgers University, where he graduated Phi Beta Kappa.

         David B. McWilliams has served as President and Chief Executive Officer of the Company and as a member of the Board of Directors since July 1992. Mr. McWilliams served as president, chief executive officer and a director of Zonagen, Inc., a pharmaceutical research company involved in reproductive health, from June 1989 to July 1992 and as president and chief executive officer of Kallestad Diagnostics, a medical diagnostics manufacturing company, from 1984 to 1988. He served as president of E.M. Industries, Harleco

Diagnostics Division from 1980 to 1984. Mr. McWilliams has held various executive and senior management positions with Abbott Laboratories, McKinsey & Company and Amoco Chemicals Corporation and currently serves as a director of Difco Laboratories, Structural Bioinformatics, Inc. and Zonagen, Inc. Mr. McWilliams received a B.S. from Washington and Jefferson College in chemistry graduating magna cum laude and Phi Beta Kappa and an M.B.A. from the University of Chicago.

         Richard A.F. Dixon, Ph.D. has been a director of the Company since July 1990. Dr. Dixon served as a scientific director and director of molecular biology of the Company from July 1990 to December 1992, at which time he was appointed vice president of research. From 1988 to July 1990, Dr. Dixon was director and head of molecular biology at Merck Sharp & Dohme Research Laboratories, a division of Merck & Co. In addition, Dr. Dixon serves as a professor of the department of internal medicine at The University of Texas Medical School at Houston. Dr. Dixon is the author or co-author of more than 80 scientific papers and has invented twelve patented therapeutic technologies. He received a B.S. degree from Texas A & M University, graduating cum laude, and received a Ph.D. in virology from the Baylor College of Medicine.

         James T. Willerson, M.D. has served as chairman of the Company's Scientific Advisory Board since January 1990 and has been a director of the Company since May 1990. Dr. Willerson has served as a professor and chairman of the Department of Internal Medicine at The University of Texas Medical School at Houston since 1989. He was chief of cardiology of Parkland Memorial Hospital in Dallas, Texas from 1975 to 1989, director and principal investigator of The University of Texas Southwestern Medical School Ischemic Heart Disease, Specialized Center of Research, in Dallas from 1975 to 1989, director of the cardiology division at The University of Texas Southwestern Medical School from 1977 to 1989, and professor of medicine and professor of radiology from 1979 to 1989. He also served as co-director of the Bugher Molecular Biology and Cardiology Research Center at The University of Texas Health Science Center in Dallas from 1986 to 1989. Dr. Willerson has published more than 600 manuscripts and has been editor or co-editor of eight textbooks. In 1961, Dr. Willerson received a B.A. from The University of Texas at Austin, graduating Phi Beta Kappa. In 1965, he received an M.D. from the Baylor College of Medicine, graduating as a member of Alpha Omega Alpha. Dr. Willerson's medical and cardiology training was undertaken at the Massachusetts General Hospital, Boston, Massachusetts.

         Frank C. Carlucci has served as a director of the Company since May 1990. He has been principally employed as chairman of The Carlyle Group, a private merchant bank, since 1989. Mr. Carlucci served as Secretary of Defense of the United States from January 1988 through January 1989. Prior to his appointment as Secretary of Defense, Mr. Carlucci was chairman and chief executive officer of Sears World Trade Inc. from 1986 to 1987, after having served as president and chief operating officer from 1983 to 1984. Mr. Carlucci is also a director of Ashland Inc., Bell Atlantic Corp., Neurogen Corporation, Quaker Oats Co., Kaman Corporation, Northern Telecom, Ltd., SunResorts, Ltd., Westinghouse Electric Corporation, General Dynamics Corporation, Pharmacia & Upjohn, Inc., and BDM International, Inc. Mr. Carlucci is a graduate of Princeton University and attended the Harvard Graduate School of Business Administration.

         Robert J. Cruikshank has served as a director of the Company since May 1993. Mr. Cruikshank was a senior partner of Deloitte & Touche LLP from 1989 until retiring in March 1993. Mr. Cruikshank was a partner, office managing partner and member of the board of directors of the predecessor firms to Deloitte & Touche LLP in Houston from 1968 until 1989. He is a trustee of the Ray C. Fish Foundation and Hermann Hospital. He also serves as a director of Houston Industries Incorporated, American Residential Services, Inc.,

MAXXAM Incorporated, Compass Bank of Houston, Kaiser Aluminum Corporation, Texas Medical Center and the National Jewish Center for Immunology and Respiratory Medicine. Mr. Cruikshank received a B.A. degree in economics and accounting from Rice University and completed the Advanced Management Program at Harvard University.

         James A. Thomson, Ph.D. has served as a director of the Company since May 1994. He has been president and chief executive officer of the RAND Corporation since 1989 and has served the institution in a variety of roles beginning in 1981. The RAND Corporation is a non-profit institution that seeks to improve public policy through research analysis in such areas as national defense, education and health. He also serves as a director of AK Steel Holders Co. From 1977 until 1981, he served on the National Security Council, at the White House. From 1974 until 1977, Dr. Thomson served as an operations research analyst in the Office of the Secretary of Defense, the Pentagon. Dr. Thomson is the author of numerous scholarly articles and reports on defense and scientific subjects. Dr. Thomson graduated from the University of New Hampshire in 1967 and received an M.S. and Ph.D. in Physics from Purdue University.

         Rita R. Colwell, Ph.D., D.Sc. (Hon) has served as President of the University of Maryland Biotechnology Institute since 1991. She also serves as a director of Life Technologies, Inc., Biospherics, Inc. and Dynamic, Inc. From 1987 until 1991 she served as a Founding Director of Maryland Biotechnology Institute and was a Founding Director of the Center for Marine Biotechnology at the University of Maryland. Dr. Colwell held various faculty and director appointments prior to 1987 including Vice President for Academic Affairs, University of Maryland, 1983-1987. Dr. Colwell has served as President of the American Society for Microbiology, the International Union of Microbiolgical Societies, Sigma Xi, and the American Association for the Advancement of Science (the largest scientific society in the world). Dr. Colwell has served, or is a member of, advisory boards and/or committees for the National Science Foundation, the National Institutes of Health; U.S. Environmental Protection Agency and the Food and Drug Administration. Dr. Colwell graduated from Purdue University in 1956, received an M.S. in Genetics from Purdue in 1958 and a Ph.D. from the University of Washington in 1961.

BOARD AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

         In accordance with Delaware corporate law,, the business of the Company is managed under the direction of its Board of Directors. There are currently three standing committees of the Board of Directors. Committee membership and the functions of those committees are described below.

         During 1996, the Board of Directors held 10 meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they serve.

         EXECUTIVE COMMITTEE. The current members of the Executive Committee are David B. McWilliams (Chairman), Richard A.F. Dixon, John M. Pietruski and James T. Willerson. The Executive Committee met one time in 1996. The Executive Committee meets in place of the full Board during the intervals between meetings of the Board of Directors. The Executive Committee may act on behalf of the Board on all matters permitted by the laws of the State of Delaware except as limited by the Company's Certificate of Incorporation and the Bylaws. All actions taken by the Executive Committee must be reported at the Board's next meeting.

         AUDIT COMMITTEE.  The current members of the Audit Committee are Frank
C. Carlucci (Chairman), Robert J. Cruikshank and James A. Thomson. The Audit Committee met twice during 1996. The Audit Committee assists the Board in fulfilling its responsibilities to stockholders and other matters relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee recommends the selection of independent accountants, reviews the independent accountants' and internal auditors' assessments of the adequacy of the Company's internal control systems, reviews the scope and results of the internal and external audit process.

         The Audit Committee supports the independence of the Company's independent and internal auditors and the objectivity of the Company's financial statements; reviews the Company's principal policies for accounting, internal control and financial reporting; recommends to the Board the engagement or discharge of the independent auditors; reviews with the independent auditors the plan, scope and timing of their audit; reviews the auditors' fees and, after completion of the audit, reviews with management and the independent auditors, the auditors' report.

         The Audit Committee is charged with satisfying the Board that the activities of the Company's independent auditors and the internal control procedures are reasonably designed to assure sound accounting procedures, adequate reserves, the safekeeping of the Company's assets and properties and the proper control of income and expenditures. The Audit Committee also reviews the Company's Annual Report to Stockholders before its release, oversees the Company's policies on business integrity and ethics, conflict of interest and sensitive payments programs and receives reports from the internal audit department, which reports directly to it as well as to management. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.

         COMPENSATION AND PERSONNEL COMMITTEE. The current members of the Compensation and Personnel Committee are John M. Pietruski (Chairman), Patrick Owen Burns (not standing for reelection) and James T. Willerson. The Compensation and Personnel Committee met 2 times during 1996. The Compensation and Personnel Committee reviews and determines the salaries for senior executive officers, and the key officers and employees who participate in various incentive compensation plans. The Compensation and Personnel Committee approves the grant of stock options, including the number of shares subject to and the exercise price of, each stock option granted, in accordance with the Company's various stock option plans. The Compensation and Personnel Committee is also responsible for reviewing significant personnel compensation policies and benefit programs and major changes thereto.

         The Compensation and Personnel Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the elected officers of the Company, administers any incentive plans and bonus plans, and reviews the Company's policies relating to the compensation of senior management and, generally, other employees. In addition, the Compensation and Personnel Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on management perquisites, and performs certain other review functions relating to management compensation and employee relations policies. The Compensation and Personnel Committee also monitors the Company's non-discrimination polices and practices.

         DIRECTOR COMPENSATION. During the year ended December 31, 1996, each non-employee director received a retainer of $2,000 per quarter beginning April 1, 1996, fees of $1,000 for each meeting of the

Board attended in person and $150 for each meeting conducted by telephone. Directors received a fee of $200 for each committee meeting attended in person and a fee of $100 for each committee meeting conducted by telephone. In addition, directors are reimbursed for expenses incurred in attending meetings of the Board and its committees. Beginning January 1, 1997, Directors may elect to receive part or all of the quarterly retainer and fees in Common Stock of the Company pursuant to the Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"). Employee directors are eligible to participate in the Company's Amended and Restated 1990 Incentive Stock Option Plan, the Amended and Restated 1992 Incentive Stock Option Plan and the 1995 Stock Option Plan. See "Other Information - Executive Compensation". Non-employee directors are entitled to participate in the Company's Stock Option Plan for Non-Employee Directors (the "Director Plan") and the 1995 Director Plan after shares are no longer available to permit option grants under the terms of the Director Plan. The Director Plan is not operative as to new issuances. The 1995 Director Plan entitles each eligible director to receive options to purchase 15,000 shares of Common Stock on their initial election to the Board and options to purchase 7,500 shares of Common Stock on each subsequent election to the Board (subject to approval of the amendment to the Amended and Restated 1995 Non-Employee Director Stock Option Plan at this annual meeting of stockholders).

VOTE REQUIRED FOR APPROVAL

         The eight nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of Common Stock entitled to vote and present, in person or by proxy, at the annual meeting shall be the duly elected directors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL EIGHT NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                APPROVAL OF THE 1995 STOCK OPTION PLAN AMENDMENT

         The Company's 1995 Stock Option Plan was approved by the Company's stockholders in May 1995.

         The Board of Directors believes that the 1995 Stock Option Plan allows the Company to emphasize equity-based compensation in structuring compensation packages for key employees. The Board of Directors believes that an emphasis on equity-based compensation will yield the greatest benefit to the stockholders, as compensation is directly dependent on the return on stockholders' investments. Under the Company's Amended and Restated 1990 Incentive Stock Option Plan (the ("1990 Plan"), Amended and Restated 1992 Incentive Stock Option Plan (the "1992 Plan"), and the 1995 Stock Option Plan (the "1995 Plan"), the Company may grant stock options exercisable to purchase an aggregate of 285,715 shares, 1,700,000 shares and 1,000,000 shares of Common Stock respectively. As of March 15, 1997, only 57,221, 257,830, and no shares remained available for option grants under the 1990 Plan, the 1992 Plan, and the 1995 Plan, respectively. The Board of Directors believes that the shares available for grant under the current Plans will be insufficient to meet grants to new employees and incentive grants based on merit. Additionally, the Board of Directors believes that the continued availability of incentive equity awards under the 1995 Stock Option Plan is important to the ability of the Company to attract and retain qualified personnel.

         The 1995 Plan provides that certain amendments to the 1995 Plan may only be made with the approval of the stockholders. The amendments that require stockholder approval under the 1995 Plan are those that: (i) increase the number of shares of Common Stock that may be issued under the 1995 Plan, except as provided in the 1995 Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the 1995 Plan or (iii) materially modify the requirements as to eligibility for participation in the 1995 Plan.

         Effective March 4, 1997, the Compensation and Personnel Committee adopted an Amendment to the 1995 Plan, subject to the approval of the Company's stockholders, to increase the number of shares subject to the 1995 Plan from 1,000,000 to 2,000,000. The Amendment appears as Exhibit A (the "1995 Plan Amendment")to this proxy statement. The Board of Directors strongly believes that the adoption of the 1995 Plan Amendment is in the best interests of the Company and its stockholders.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding, entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the Plan Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN AMENDMENT.


       APPROVAL OF THE AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR
                         STOCK OPTION PLAN AMENDMENT

         The purpose of the Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan") is to (i) align the personal financial incentive of the directors of the Company with the long-term growth of the Company and the interests of the Company's stockholders though the ownership and performance of the Company's Common Stock and (ii) permit the Company to attract and retain qualified non-employee directors by offering comparable compensation packages to those offered by other competitive and growing companies in the industry.

         The 1995 Director Plan entitles each non-employee director to receive
(i) a non-qualified stock option ("NQO") to purchase a number of shares of Common Stock having an aggregate fair market value (as defined) of $20,000 upon their initial election to the Board of Directors and (ii) a NQO to purchase a number of shares of Common Stock having an aggregate fair market value of $15,000 upon each subsequent election. There are currently six existing non-employee directors that are eligible to participate in the 1995 Director Plan. Each NQO granted under the 1995 Director Plan is exercisable at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant of such NQO and vests one-third on the date of grant and one-third at the end of each of the two subsequent calendar years. Currently, the number of shares with respect to which NQOs may be granted under the 1995 Director Plan is 200,000 shares of Common Stock. In addition, the 1995 Director Plan allows, upon a proper conversion election, for compensation provided by the Company to non-employee directors for meeting attendance, to be received in the form of Common Stock of the Company in lieu of cash.

         Effective March 3, 1997, the Compensation and Personnel Committee adopted a plan amendment, subject to the approval of the Company's stockholders. The Amendment appears as Exhibit B (the "1995 Director Plan Amendment") to this proxy statement.

         The 1995 Director Plan Amendment changes the initial grant of stock options to new directors and the annual grant of stock options to a reelected director to a fixed amount. Previously the initial and annual grant of stock options was based on a dollar amount divided by the fair market value of a share of Common Stock on the date of grant. These dollar amounts were $20,000 and $15,000 respectively for the initial election and reelection grant. The amendment revises these sections of the Plan to be a fixed amount of 15,000 options and 7,500 options to purchase Common Stock for the initial election and each reelection grant, respectively.

         Currently, the 1995 Director Plan provides that the maximum amount of shares that may be issued shall not exceed 200,000. As of March 15, 1997, only 117,194 shares remained available for grant under the 1995 Director Plan. As described above, non-employee directors may elect to receive stock in lieu of cash directors fees which will have the effect of utilizing shares otherwise available for option grants under the 1995 Director Plan. Because of this, and the need to keep options available for new directors, the Board of Directors believes that in order to assure that adequate shares are available for grant pursuant to the 1995 Director Plan, the authorized shares available for use pursuant to the 1995 Director Plan should be increased from 200,000 to 300,000.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding, entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the 1995 Director Plan Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN AMENDMENT.

                              OTHER INFORMATION
CERTAIN STOCKHOLDERS

                             PRINCIPAL STOCKHOLDERS

         The following table presents certain information as of February 28, 1997, as to (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each officer named in the Summary Compensation Table and (c) all directors and executive officers as a group:

                                                                SHARES BENEFICIALLY OWNED (1)
                                                              ---------------------------------
                                                                                     PERCENT OF
   NAME AND ADDRESS OF BENEFICIAL OWNER (2)                    NUMBER                  CLASS
   ----------------------------------------                   ---------              ----------
 Larry N. Feinberg (3) . . . . . . . . . . .                  2,699,424                  10.6%
    712 Fifth Avenue, 45th Floor
    New York, New York 10019

 Bernard B. Levine, M.D. . . . . . . . . . .                  1,941,980                  7.6%
   c/o Howard S. Breslow, Esq.
   Breslow & Walker
   875 Third Avenue
   New York, New York  10022

 Sylamerica, Inc. (4)  . . . . . . . . . . .                  1,428,571                  5.6%
   660 White Plains Road, Suite 400
   Tarrytown, New York 10591

 David B. McWilliams (5) . . . . . . . . . .                    400,173                  1.5%

 Richard A. F. Dixon, Ph.D. (5)  . . . . . .                    329,770                  1.3%

 Stephen L. Mueller (5)  . . . . . . . . . .                     66,500                    *

 Richard P. Schwarz Jr., Ph.D. (5) . . . . .                     54,334                    *

 Joseph M. Welch (5) . . . . . . . . . . . .                     61,500                    *

 All directors and executive officers as a
 group (11 persons) (5)  . . . . . . . . . .                  1,210,060                  4.6%

------------------------------
*Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons.


(2) Unless otherwise indicated, the address of all persons set forth above is 7000 Fannin, Suite 1920, Houston, Texas 77030.

(3) Mr. Feinberg is the deemed beneficial holder of shares of Common Stock held by various partnerships and by managed accounts over which Oracle Investment Management, Inc. has investment discretion.

(4) Sylamerica, Inc., a subsidiary of Synthelabo, a French pharmaceutical group, holds shares of Common Stock purchased by Synthelabo in October 1994 pursuant to a collaborative agreement with the Company.


(5)      Includes 40,880 shares, 400,173 shares, 244,056 shares, 66,500 shares,
         33,667 shares, 61,500 shares, 11,951 shares, 13,793 shares, 21,279 shares, 17,421 shares and 11,175 shares of Common Stock issuable on exercise of options held by Messrs. Pietruski, McWilliams, Dixon, Mueller, Schwarz, Welch, Willerson, Burns, Carlucci, Cruikshank and Thomson, respectively. Includes 21,428 shares, 10,000 shares, 85,714 shares, 20,667 shares, 2,000 shares, 85,714 shares held directly by Messrs. Carlucci, Cruikshank, Dixon, Schwarz, Thomson and Willerson, respectively. Also includes 42,857 shares held by the Pietruski Family Partnership, of which Mr. Pietruski is the general partner and 14,285 shares owned by The James T. Willerson Fund, Inc., a not-for-profit corporation, of which Dr. Willerson is the Chairman of the Board of Directors. Includes 5,000 shares issuable on exercise of redeemable common stock purchase warrants held by James A. Thomson. During 1996, Mr. Burns was a director of the Company and of Synbiotics Corporation which holds rights to acquire 409,364 shares of Common Stock relating to the acquisition of ImmunoPharmaceutics, Inc., a subsidiary of the Company, as to which Mr. Burns disclaimed beneficial ownership.

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board of Directors follows the table:

NAME                           AGE POSITION
----                           --- --------
David B. McWilliams            53  President, Chief Executive Officer and Director
Richard A. F. Dixon, Ph.D.     43  Vice President of Research and Director
Stephen L. Mueller             49  Vice President of Administration, Secretary and
                                      Treasurer
Richard P. Schwarz Jr., Ph.D.  46  Vice President of Clinical and Regulatory Affairs
Joseph M. Welch                56  Vice President of Business Development

         Stephen L. Mueller has served as Vice President of Administration since March 1995, as Secretary since May 1994 and as Treasurer since December 1991. From September 1991 to March 1995, Mr. Mueller served as the Company's Director of Finance and Administration. Prior to joining the Company, Mr. Mueller was a financial consultant for wholesale and oil and gas companies.
Mr. Mueller was vice president and controller of Bado Equipment Co., Inc. in Houston, Texas from 1976 to 1990. He was associated with Deloitte & Touche, Certified Public Accountants in Houston, Texas from 1973 to 1976. Mr. Mueller received a B.B.A. from The University of Texas at Austin in accounting and is a Certified Public Accountant in the State of Texas.

         Richard P. Schwarz Jr., Ph.D. joined the Company in February 1995 as Vice President of Clinical and Regulatory Affairs. From 1993 to December 1994, Dr. Schwarz was executive director of clinical development for Immunomedics, Inc. From 1991 to 1993, he served as senior director of Clinical Development, Astra Pharmaceuticals USA. From 1982 to 1990, Dr. Schwarz held positions of increasing responsibility in the Sterling Research Group of Sterling Drug, Inc. From 1977 to 1982, Dr. Schwarz was on the staff of the National Heart, Lung and Blood Institute of the National Institutes of Health, where he was deputy director of the cardiac diseases program. Dr. Schwarz is the author, co-author, or editor of more than 30 publications and two books, dealing primarily with cardiovascular clinical research and clinical trials methodology. He received a B.S. degree in physics from the State University of New York at Albany and a Ph.D. in physiology and biophysics from Rensselaer Polytechnic Institute.

         Joseph M. Welch joined the Company as Vice President of Business Development in September 1993, after serving as a consultant to the Company from April to August 1993. Prior to joining the Company, Mr. Welch spent 26 years with the Pharmaceutical Division of DuPont and the DuPont Merck Pharmaceutical Company. From January 1991 to February 1993, Mr. Welch was associate director of licensing for DuPont Merck Pharmaceutical Company. Prior to that, Mr. Welch spent seven years in business development. In these positions, he participated in the evaluation and negotiation of a number of major projects, including the DuPont/Merck joint venture. Mr. Welch has an M.B.A. from the University of Denver.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each of the other four most highly-paid executive officers of the Company (collectively, the "Named Executive Officers") determined at the end of the last fiscal year:

                                                                                            LONG-TERM
                                            ANNUAL COMPENSATION                           COMPENSATION
                                          -------------------------                       ------------
NAME AND                                                                  OTHER ANNUAL     NUMBER OF      ALL OTHER
PRINCIPAL POSITION                YEAR      SALARY            BONUS       COMPENSATION    OPTIONS (1)    COMPENSATION
-------------------------------   ----    ----------          -----       ------------    -----------    ------------
David B. McWilliams . . . . . .   1996    $ 225,737             -               -           75,000             -
  President and Chief             1995    $ 214,988             -               -          112,500             -
   Executive Officer              1994    $ 204,750             -               -          176,361         $  838(2)


Richard A.F. Dixon, Ph.D. . . .   1996    $ 202,592             -               -           73,000            -
  Vice President of Research      1995    $ 192,938             -               -           90,000            -
                                  1994    $ 183,750             -               -          117,815            -

Stephen L. Mueller  . . . . . .   1996    $ 108,500             -               -           53,000            -
  Vice President of
  Administration                  1995    $ 103,900             -               -           33,250            -
    Secretary and Treasurer       1994    $  95,267             -               -           18,283            -

Richard P. Schwarz Jr., Ph.D. .   1996    $ 178,200             -          $ 39,558 (4)     51,000            -
  Vice President, Clinical        1995    $ 154,823 (3)         -          $ 37,156 (4)     50,000            -
    and Regulatory Affairs        1994          -               -               -              -              -

Joseph M. Welch . . . . . . . .   1996    $ 134,400             -                -          22,000            -
  Vice President, Business        1995    $ 134,400             -          $ 18,066 (4)     36,000            -
    Development                   1994    $ 128,134             -          $ 29,625 (4)     30,499            -

(1) See "Option Grants in Last Fiscal Year" for certain information with respect to options granted during the fiscal year ended December 31, 1996.
(2) Represents premiums paid on a term life insurance policy for the benefit of Mr. McWilliams.
(3) Dr. Schwarz joined the Company on February 28, 1995 and was compensated at an annual rate of $172,500.
(4)      Represents relocation expenses paid and gross up of taxable portion.

         Option Grants in Last Fiscal Year. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 1996:

                               INDIVIDUAL GRANTS

                                                    % OF TOTAL                           POTENTIAL REALIZABLE VALUE AT
                                   NUMBER OF         OPTIONS                                ASSUMED ANNUAL RATES OF
                                  SECURITIES        GRANTED TO                           STOCK  PRICE APPRECIATION FOR
                                  UNDERLYING       EMPLOYEES IN   EXERCISE   EXPIRATION          OPTION TERM(1)
            NAME                OPTIONS GRANTED     FISCAL YEAR     PRICE       DATE           5%             10%
---------------------------     ---------------    ------------   --------   ----------   ----------      -----------

David B. McWilliams . . . .         75,000 (2)        12.9%        $4.53     3/5/2006      $ 232,811       $ 572,015

Richard A.F. Dixon, Ph.D. .         73,000 (2)        12.5%        $4.53     3/5/2006      $ 226,602       $ 556,761

Stephen L. Mueller. . . . .         53,000 (2)         9.1%        $4.53     3/5/2006      $ 164,520       $ 404,224

Richard P. Schwarz, Jr.,
Ph.D. . . . . . . . . . . .         51,000 (2)         8.8%        $4.53     3/5/2006      $ 158,311       $ 388,970

Joseph M. Welch . . . . . .         22,000 (2)         3.8%        $4.53     3/5/2006      $  68,291       $ 167,791

------------------
         (1) Based on actual option term (five years or ten years) and annual compounding at rates shown. Because the exercise prices of options granted equaled the fair market value of the Common Stock on the date of grant, the potential realizable value at 0% is nil.
         (2) These are incentive stock options, to the extent allowed by tax law, granted under the 1995 Plan, and vest and become exercisable in approximately equal annual installments over a three-year period beginning April 5, 1996.

         Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the Named Executive Officers as of December 31, 1996:

                                          SHARES                         NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                        ACQUIRED ON       VALUE             OPTIONS AT FY-END           IN-THE-MONEY OPTIONS (1)
NAME                                    EXERCISE (#)   REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    ------------   ------------    -----------   -------------   -----------   -------------
David B. McWilliams..................         ---           ---          312,220        237,357       $ 438,107      $ 347,707
Richard A.F. Dixon, Ph.D.............       14,286        22,546         160,572        188,816       $ 249,606      $ 294,645
Stephen L. Mueller...................       14,286        37,501          33,989         81,259       $  54,572      $  70,890
Richard P. Schwarz, Jr,  Ph.D........       16,667        31,751           ---           84,333           ---        $  96,832
Joseph M. Welch......................       18,667        67,743          38,667         56,165       $  40,443      $  88,285

------------------
 (1) Value of in-the-money options calculated based on the closing price per share of Common Stock at December 31, 1996 ($4.375 per share ) as reported by the American Stock Exchange.

         Compensation Committee Interlocks and Insider Participation. None

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's compensation program for officers (including the Chief Executive Officer and the Named Executive Officers) is administered by the Compensation and Personnel Committee (the "Committee"), which is composed of three non-employee directors. The Compensation Committee makes decisions regarding the reward of stock options and stock incentives under the Company's stock option plans. Following review and approval by the Committee, all other issues pertaining to officer compensation (other than stock options and stock incentives) are submitted to the full Board of Directors for approval. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company's stockholders.

         Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the biotechnology industry. In 1992, the Committee recommended and the Board of Directors approved, the terms of the employment contract of David McWilliams, the Company's President and Chief Executive Officer, because it felt that the terms thereof were necessary in order to attract a candidate of Mr. McWilliams' experience and reputation in the biopharmaceutical industry, which in turn was deemed necessary in order to enable the Company to move towards its long-range goal of developing and marketing commercially viable biopharmaceutical products. In furtherance of these goals, the Company has also entered into employment contracts with its key management personnel. See "Employment Agreements." The employment agreements with key personnel establish annual base salary amounts that the Board of Directors, on recommendation of the Committee, may increase from time to time. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. Based on the progress of the clinical trials of NOVASTAN(R), the progress of the other research and development programs and the results of the private placement of Common Stock and establishment of the LG Chemical corporate collaboration, the Committee recommended and the Board approved an increase in Mr. McWilliams' compensation by 5.8% effective March 1, 1997. No cash bonuses were paid during the year.

         The Revenue Reconciliation Act of 1993 restricts the ability of a publicly held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and the four most highly compensated officers. The Committee intends to maintain executive compensation packages below this threshold, and based on its current compensation structure, the Company does not anticipate that any of its officers will reach the $1,000,000 threshold in the near future.

         The principal methods for long-term incentive compensation are the Company's 1990 Plan, the 1992 Plan and the 1995 Plan. Compensation under these plans principally takes the form of incentive and non-qualified stock options with an exercise price of market price at time of grant. In this manner, key individuals are rewarded commensurate with increases in stockholder value. Moreover, the 1990 Plan, the 1992 Plan and the 1995 Plan provide a non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

         The Committee is authorized to make incentive equity awards ("Incentive Awards") under the stock option plans mentioned above to key employees, including officers of the Company. In determining Incentive Awards for management, the Committee considers management's ability to implement the Company's research and clinical development programs, successful completion of corporate partnering agreements, financing activities, and control of expenses. The Committee utilizes Incentive Awards as a key element to provide incentives for employees and officers consistent with the goal of increasing stockholder value.

         Based on these criteria, during the fiscal year ended December 31, 1996, the Company granted to the Chief Executive Officer and Named Executive Officers options covering an aggregate of 274,000 shares of Common Stock at an exercise price of $4.53 per share. At December 31, 1996, the Chief Executive Officer and Named Executive Officers held options covering an aggregate of 1,193,378 shares of Common Stock. Of those, options covering an aggregate of 545,448 shares were vested and exercisable. See "Executive Compensation, Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values."

                               John M. Pietruski,
                                    Chairman
                               Patrick Owen Burns
                               James T. Willerson

         Performance Graph. Although the Company's Common Stock was registered under Section 12 of the Exchange Act on June 26, 1992, the following Performance Graph has been prepared with a starting date of January 1, 1992. On January 1, 1992 the outstanding Common Stock consisted of stock purchased by founders of the Company and Common Stock sold pursuant to a private placement completed in October 1991. The Company completed an initial public offering of a unit security in December 1993 (the "IPO"), and the Company listed the unit offered on the American Stock Exchange ("AMEX"). Each unit consisted of one share of Common Stock and one redeemable Common Stock purchase warrant. Because the units were comprised of Common Stock and warrants, each warrant, as a component of the unit, affects the value of the unit selling price in the public market; however, the value of the Common Stock and warrant could not be determined with any certainty because they did not trade separately. The unit was separated on November 7, 1994 into its components of one share of Common Stock and one redeemable Common Stock purchase warrant and concurrently, the unit security ceased trading separately on November 7, 1994.

         The Peer Group selected consists of COR Therapeutics, Inc., Gensia, Inc., Corvas International, Inc., and Vertex Pharmaceuticals Incorporated. The Company believes that this Peer Group is comparable to the Company in that it includes companies from the same industry sector at approximately the same stage of development. The Performance Graph compares the Company to the American Stock Exchange Index and the Peer Group listed above.

         For purposes of preparing the Performance Graph, the Company used the unit selling price on the AMEX as of December 31, 1993 ($6.75), recognizing that the amount shown may be overstated by the value of the warrants included in the unit price. The selling price of the Company's Common Stock on the AMEX as of December 31, 1994 was used for that period since the unit no longer traded separately.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG TEXAS BIOTECHNOLOGY CORP,
                    AMEX MARKET INDEX AND PEER GROUP INDEX


                                   [CHART]


EMPLOYMENT AGREEMENTS

         In July 1992, the Company entered into a three-year employment agreement with David B. McWilliams to serve as the Company's President and Chief Executive Officer. Upon the expiration of the initial term, the agreement automatically renews for successive one-year periods unless either party provides notice at least sixty days before scheduled expiration. Under the agreement, Mr. McWilliams is entitled to receive an annual salary of $187,600, an auto allowance of $6,000 and up to $1,400 to purchase term life insurance, for a total salary package of $195,000. In addition, Mr. McWilliams was granted an option to purchase 142,858 shares of Common Stock at $3.50 per share. The option vests over a period of five years in approximately equal annual installments. The Company may terminate Mr. McWilliams' employment for any reason; however, if such termination is not due to disability or for cause (as defined), Mr. McWilliams will be entitled to receive his salary and benefits under the agreement for a period of 12 months following the date of termination. Effective March 1, 1997, the Committee increased Mr. McWilliams' salary package for 1997 to $238,800.

         In July 1990, the Company entered into a five-year employment agreement with Dr. Richard A.F. Dixon to serve as the Company's Scientific Director and Director of Molecular Biology. Upon the expiration of the initial period, the agreement automatically renews for successive one-year periods unless either party provides notice at least sixty days before scheduled expiration. Under the agreement, Dr. Dixon is entitled to receive an annual salary of $175,000 and was granted an option to purchase 14,286 shares of Common Stock at $3.50 per share. Effective March 1, 1997, the Committee increased Dr. Dixon's salary for 1997 to $212,100.

         The Company entered into an employment agreement with Joseph M. Welch in June 1993. Pursuant to the agreement, the Company agreed to compensate Mr. Welch with (i) an annual salary of $125,000 and (ii) an option to purchase 25,000 shares of Common Stock at $3.50 per share. Mr. Welch's annual salary is currently $147,800, effective March 1, 1997. If the Company terminates the agreement with Mr. Welch for any reason other than for "cause" (as defined), he will receive six months salary continuation.

         The Company entered into an employment agreement with Richard P. Schwarz, Jr., Ph.D. on March 6, 1995. Pursuant to the agreement, the Company agreed to compensate Dr. Schwarz with (i) an annual salary of $172,500 and (ii) an option to purchase 50,000 shares of Common Stock at $1.47 per share. Dr. Schwarz's annual salary is currently $186,600. The Company is also reimbursing Dr. Schwarz for certain commuting costs until September 1996 and certain relocation costs.

         In addition, the Company has signed agreements with five of its officers to provide certain benefits in the event of a "change of control" (as defined) and under certain circumstances. The agreements provide for a lump-sum payment in cash ranging from 18 months to three years of annual base salary and annual bonus if any. The base salary portion of the agreements would aggregate approximately $1.9 million at December 31, 1996. In addition, the agreements provide for gross-up for certain taxes on the lump-sum payment, continuation of certain insurance and other benefits for periods of 18 months to three years and reimbursement of certain legal expenses in conjunction with the agreements. These provisions are intended to replace compensation continuation provisions of any other agreement in effect for an officer if the specified event occurs.

                              CERTAIN TRANSACTIONS

         In January 1992, the Company entered into a two-year consulting agreement with John M. Pietruski, the Company's Chairman of the Board. Under the terms of the agreement, Mr. Pietruski is expected to devote an average of one day per week to his consulting services for the Company, for which he receives an annual fee of $75,000. On January 1, 1997, the agreement was extended for an additional two year period at the same annual fee.

AUDITORS

         KPMG Peat Marwick, certified public accountants, have served as the independent auditors of the Company for a number of years. Although management anticipates that this relationship will continue to be maintained during fiscal 1997, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of KPMG Peat Marwick, inasmuch as no such action is legally required.

Representatives of KPMG Peat Marwick plan to attend the annual meeting and will be available to answer appropriate questions. These representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the equity securities of the Company to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, its officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

OTHER MATTERS

         The annual report to stockholders and Form 10-K covering the fiscal year ended December 31, 1996 has been mailed to each stockholder entitled to vote at the annual meeting.

         Any stockholder proposals to be included in the Board of Directors' solicitation of proxies for the 1997 Annual Meeting of Stockholders must be received by Stephen L. Mueller, Secretary, 7000 Fannin, Suite 1920, Houston, Texas 77030, no later than December 4, 1997.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

         The persons designated to vote shares covered by the Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                        By Order of the Board of Directors,


                                        /s/ STEPHEN L. MUELLER

                                        STEPHEN L. MUELLER,
                                        Vice President of Administration,
                                        Secretary and Treasurer
April 4, 1997

                                                                       Exhibit A


                    AMENDMENT TO THE 1995 STOCK OPTION PLAN


         The 1995 Stock Option Plan (the "Plan") of Texas Biotechnology Corporation (the "Company") is hereby amended as follows effective March 4, 1997.

1. The second paragraph of Section 3 is amended to read as follows in its entirety:

    The Committee may grant Options, shares of Restricted Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 2,000,000 shares. The Company will during the term of this Plan, reserve and keep available for issuance a sufficient number of shares of Common Stock to satisfy the requirements of the Plan.

                                                                       Exhibit B


         AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         The 1995 Non-Employee Director Stock Option Plan (the "Plan") of Texas Biotechnology Corporation (the "Company") is hereby amended as follows effective March 4, 1997.

1. The first paragraph of Section 3 is amended to read as follows in its entirety:

    The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted or issued pursuant to other provisions of the Plan shall not exceed 300,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 11 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

2.  Section 4(a) is amended to read as follows in its entirety:

    Directors Elected after the Effective Date of this Plan Upon their First Election. Subject to the provisions of Section 18 hereof, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall be elected a Non-Employee Director after the Effective Date of this Plan, excluding current Non-Employee Directors on the Effective Date of this Plan, shall be granted, on the date of his or her first election, a non-qualified Option to purchase 15,000 shares of Common Stock at an exercise price equal to fair market value, of a Share of Common Stock, on the date of grant (such number of shares being subject to the adjustments provided in Section 11 of this Plan); provided, however, that no Options shall be granted under this Subsection 4(a) for so long as a sufficient number of shares of Common Stock remain available under the Company's existing Stock Option Plan for Non-Employee Directors to permit the grant of options pursuant to the terms of such plan. This Subsection 4(a) shall only apply to a Director the first time he or she is elected Director of the Company and in no event shall this Plan (whether by its sole operation or in operation with any other plans) entitle a Director to receive, upon his initial election to the Board, options to purchase 15,000 shares of Common Stock at an exercise price equal to fair market value of a Share of Common Stock on the date of grant. Persons elected to be Directors for a second or any subsequent term shall be granted options in accordance with Subsection 4(b) below.

3.  Section 4(b) is amended to read as follows in its entirety:

    Directors Elected after the Effective Date of this Plan Upon their Second or any Subsequent Election. Subject to the provisions of Section 18 hereof, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall be elected a Non-Employee Director for his or her second (or any subsequent) term after their initial election to the Board of Directors, including current Non-Employee Directors on the Effective

Date of this Plan, shall be granted, on the date of such election, a non-qualified Option to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant (such number of shares being subject to the adjustments provided in Section 11 of this Plan); provided, however, that no Options shall be granted under this Subsection 4(b) for so long as a sufficient number of shares of Common Stock remain available under the Company's existing Stock Option Plan for Non-Employee Directors to permit the grant of options pursuant to the terms of such plan. This Subsection 4(b) shall only apply to a Director on his or her second (or any subsequent) election to the Company's Board of Directors after their initial election to the Board of Directors and in no event shall this Plan (whether by its sole operation or in operation with any other plans) entitle a Director to receive, upon any subsequent election to the Board, options to purchase a number of shares of Common Stock in excess of 7,500 shares of Common Stock.

                       TEXAS BIOTECHNOLOGY CORPORATION

                   THIS PROXY IS SOLICITED BY THE BOARD OF
              DIRECTORS FOR THE ANNUAL STOCKHOLDERS' MEETING TO
                           BE HELD ON MAY 6, 1997

         The undersigned stockholders of Texas Biotechnology Corporation (the "Company") hereby appoints David B. McWilliams, Richard A.F. Dixon and Stephen
L. Mueller, or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Houston Plaza Hilton, 6633 Travis, 8th Floor, Houston, Texas 77030, on May 6, 1997, at 10:00 a.m. Houston time, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

         The board of directors recommends a vote FOR the nominees and proposals listed on the reverse side and if no specification is made, the shares will be voted FOR the election of the nominees named herein and FOR the approval of Proposals 2 and 3.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report and the Proxy Statement furnished herewith.

(Please sign the reverse side of this card and return it promptly.)

                                        TEXAS BIOTECHNOLOGY CORPORATION P.O.
                                        BOX 11061
                                        NEW YORK, N.Y. 10203-0061

                           DETACH PROXY CARD HERE

--------------------------------------------------------------------------------
     [    ]

1. Election of Directors

FOR all nominees listed below [ ]

WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

*EXCEPTIONS [ ]

Nominees:        John M. Pietruski, Frank C. Carlucci, Rita R. Colwell, Robert
                 J. Cruikshank, Richard A.F. Dixon, David B. McWilliams, James
                 A. Thomson and James T. Willerson.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*EXCEPTIONS
            -------------------------------------------------------------------

2.       The proposed amendment to the Company's 1995 Stock Option Plan.

FOR      [ ]                  AGAINST  [ ]                  ABSTAIN  [ ]

3. The proposed amendment to the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan.

FOR      [ ]                  AGAINST  [ ]                  ABSTAIN  [ ]

4. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

Address Change
and/or Comments  [ ]

Signatures should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

DATED                             1997
      ----------------------------


----------------------------------
    Signature of Shareholder


----------------------------------
    Signature of Shareholder

Votes must be indicated
(x) in Black or Blue ink.   [ ]

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.